THIS COMMON STOCK PURCHASE WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING THIS COMMON STOCK PURCHASE WARRANT, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, OR (C) IF REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

a21, Inc.

FORM OF

COMMON STOCK PURCHASE WARRANT

Number of shares: ________

Holder: _________

Expiration Date: May 15, 2010

Exercise Price per Share: $1.00

a21, Inc., a company organized and existing under the laws of the State of Texas (the “Company”), hereby certifies that, for value received,_______________, or its registered assigns (the “Warrant Holder”), is entitled, subject to the terms set forth below, to purchase from the Company ___________ shares (the “Warrant Shares”) of common stock, $0.001 par value (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) in exchange for (a) one (1) Warrant and (b) $1.00 per Warrant Share (as adjusted from time to time as provided in Section 7 (the “Exercise Price”), at any time and from time to time from and after the date thereof and through and including 5:00 p.m. New York City time on May 15, 2010 (the “Expiration Date”), subject to the following terms and conditions:

1.  Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2.  Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the Securities Act of 1933, as amended (the “1933 Act”) and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from the registration requirements of the 1933 Act and in accordance with federal and state securities laws.

3.  Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all the shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Warrant Holder understands that the Company does not currently have a sufficient number of authorized shares of its Common Stock available to issue upon exercise of this Warrant. The Company hereby agrees to use commercially reasonable efforts to increase the number of its authorized shares of Common Stock to cover the number of shares of Common stock that would be issuable upon exercise of the Warrant. After such increase in its authorized shares of Common Stock, the Company agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

4.  Registration of Transfers and Exchange of Warrants.

a.  Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 11 hereof. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of the New Warrant.

b.  This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in Section 11 hereof for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

5.  Exercise of Warrants.

a.  Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to the Company, at its address set forth in Section 11 hereof, and upon payment and delivery of the Exercise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United States of America, in cash, by certified or official bank check to the Company, or with a reduction in the aggregate principal amount of notes of the Company or any of the Company’s subsidiaries made in favor of the Warrant Holder (as specified by the Warrant Holder in the Form of Election to Purchase), the Company shall promptly issue and deliver to or, upon the written order of the Warrant Holder, in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become the holder of record of such Warrant Shares as of the Date of Exercise of this Warrant. In the event that the Warrant Holder chooses to exercise this Warrant by reducing the aggregate principal amount of notes made by the Company or any of its subsidiaries in favor of the Warrant Holder, the Warrant Holder shall deliver the original note to the Company (provided that the Warrant Holder has complied with all applicable terms of any escrow agreement pursuant to which the notes are being held). In addition to issuing the Warrant Shares as described above, the Company shall, or shall cause its subsidiary to, issue a new note to the Warrant Holder with an aggregate principal amount equal to the aggregate principal amount of the original note less the exercise price of the Warrant attributable to such note. In the event that the Date of Exercise (as defined below) is prior to the date that the Company has increased it authorized shares of Common Stock to accommodate the exercise of the Warrants, the Warrant Holder agrees that the Warrant Holder will not be entitled to receive the Warrant Shares issuable to him upon such exercise until such time as the Company has increased its number of authorized shares of Common Stock to accommodate the exercise of the Warrants, provided that, as promptly as practicable after the date the Company has increased its authorized shares of Common Stock to accommodate the issuance of the Warrant Shares, the Company shall issue such number of Warrant Shares as the Warrant Holder would have been entitled to receive on the Date of Exercise.

b.  A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares to be purchased by the Warrant Holder.

c.  If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

d.  (i) Notwithstanding anything contained herein to the contrary, at any time on or after May ___, 2009, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x (B - C))/B

  (ii) For purposes of the foregoing formula:

A= the total number shares with respect to which this Warrant is then being exercised.

B= the average of the last reported sale prices (as reported by Bloomberg) of the Common Stock on each of 20 trading days immediately preceding the date of the Exercise Notice.

C= the Warrant Exercise Price then in effect at the time of such exercise.

e.  If (i) this Warrant has not been exercised in full by the Expiration Date, or (ii) the Company calls this Warrant pursuant to Section 6, and (iii) the average of the last reported sale prices (as reported by Bloomberg) of the Common Stock on each of 20 trading days immediately preceding the date of the Exercise Notice is greater than the Exercise Price, then, immediately prior to the Expiration Date or the date that the Warrant may be repurchased by the Company pursuant to Section 6, as applicable, the Warrant Holder shall be deemed to have exercised this Warrant pursuant to Section 5(d).

6.  Call of Warrant(s) by Company. In the event that the average of the last reported sale price of the Common Stock of the Company (as reported by Bloomberg) for a period of twenty consecutive trading days is 150% of the Exercise Price, the Company may call the Warrant on 10 days written notice to the Warrant Holder. In the event that the Warrant Holder does not fully exercise the Warrant prior to the end of such 10 day notice period, the Warrant Holder shall be deemed to have waived such Warrant Holder’s right to exercise the Warrant and the Company may repurchase the Warrant from the Warrant Holder for a price equal to the product of $.01 and the number of Warrant Shares the Warrant is exercisable for. If the Company does not repurchase the Warrant within 30 days from the expiration of the 10 day notice period through no fault of the Warrant Holder, the Warrant Holder's right to exercise the Warrant will be deemed to be reinstated.

7.  Adjustment of Exercise Price and Number of Shares. The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefore, are subject to adjustment upon the occurrence of the following events:

a.  Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc. The Exercise Price of this Warrant and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.

b.  Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a "Reorganization"), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the "Effective Date"), shall receive, in lieu of the Warrant Shares issuable upon the exercise of the Warrant, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

c.  Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by an officer of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

8.  Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable up to the next whole number.

9.  Lock-up. If this Warrant is exercised at any time before May 15, 2009 and the Warrant Shares issued upon exercise of this Warrant are legally salable or transferable by the holder thereof at any time after the issuance of the Warrant Shares, then:

a.  1/3 of the Warrant Shares issued upon such exercise may be sold or otherwise transferred by the holder of the Warrant Shares at any time after exercise;

b.  1/3 of the Warrant Shares issued upon such exercise may be sold or otherwise transferred by the holder of the Warrant Shares at any time after the three month anniversary of the date the Warrant was exercised; and

c.  any remaining Warrant Shares issued upon such exercise may be sold or otherwise transferred by the holder of the Warrant Shares at any time after the six month anniversary of the date the Warrant was exercised.

10.  Registration Rights.

a.  Rights to Piggyback.

i)  If (and on each occasion that) the Company proposes to register any of its securities under the 1933 Act, either for the Company’s own account or for the account of any of its stockholders (other than pursuant to a Form S-4 or Form S-8 or comparable form and other than pursuant to a demand registration right granted to other persons to the extent that such rights prohibit the Company from including securities of any other person in such registration statement) (each such registration not withdrawn or abandoned prior to the effective date thereof being herein called a “Piggyback Registration”), the Company will give written notice to the Warrant Holder of such proposal not later than the tenth day following the receipt by the Company of notice of exercise of any registration rights by any persons.

ii)  Subject to the provisions contained in Section 10(b) and in the last sentence of this paragraph (ii), (A) the Company will be obligated and required to include in each Piggyback Registration all Warrant Shares with respect to which the Company shall receive from the Warrant Holder, within 15 days after the date on which the Company shall have given written notice of such Piggyback Registration to the Warrant Holder, the written requests of the Warrant Holder for inclusion in such Piggyback Registration, and (B) the Company will use commercially reasonable efforts in good faith to effect promptly the registration of all such shares. The Warrant Holder shall be permitted to withdraw all or any part of the Warrant Shares of the Warrant Holder from any Piggyback Registration at any time prior to the effective date of such Piggyback Registration unless the Warrant Holder shall have entered into a written agreement with the Company’s underwriters establishing the terms and conditions under which the Warrant Holder would be obligated to sell such securities in such Piggyback Registration. The Company will not be obligated or required to include any Warrant Shares in any registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the SEC is applicable.

b.  Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten registration, and the managing underwriters shall give written advice to the Company of a number of securities to which such registration should, in the opinion of the managing underwriters of such registration in the light of marketing factors, be limited (the “Underwriters’ Maximum Number”), then: (i) the Company shall be entitled to include in such registration that number of securities which the Company proposes to offer and sell for its own account in such registration and/or number of securities requested to be included in such registration by persons exercising demand registration rights which does not exceed the Underwriters’ Maximum Number; (ii) if the Underwriters' Maximum Number exceeds the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company will be obligated and required to include in such registration that number of Warrant Shares requested by the Warrant Holder to be included in such registration and which does not exceed such excess and such securities to be registered shall be allocated pro rata among the Warrant Holder on the basis of the number of Warrant Shares requested to be included therein by the Warrant Holder and any other person to whom the Company has granted piggyback registration rights; (iii) if the Underwriters' Maximum Number exceeds the sum of the number of Warrant Shares which the Company shall be required to include in such registration pursuant to clause (ii) above and the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company may include in such registration that number of other securities which persons shall have requested be included in such registration and which shall not be greater than such excess.

c.  Selection of Underwriters. In any Piggyback Registration, the Company shall have the right to select the investment bankers and managing underwriters in such registration.

d.  Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 10 prior to the effectiveness of such registration whether or not the Warrant Holder has elected to include shares in such registration.

e.  Other Rights of Warrant Holders. The Company acknowledges that the Warrant Holders have certain other rights relating to their registration rights as provided in Sections 8.6 through 8.11 of the Merger Agreement, dated as of the date hereof, by and among the Company, AE Acquisition Corp., ArtSelect, Inc. (“ASI”), the stockholders of ASI who are signatories thereto, and Udi Toledano, the terms of which are incorporated by reference herein and shall be deemed fully set forth herein.

f.  Registration Procedures. If and whenever the Company is required by the provisions hereof to effect the registration of any Warrant Shares under the Securities Act, the Company will, as expeditiously as possible:

i)  respond as promptly as commercially reasonable to any comments received from the Securities and Exchange Commission (the “Commission”), and use its commercially reasonable efforts to cause such Piggyback Registration to become effective;

ii)  furnish to the Warrant Holder such number of copies of the Piggyback Registration and the prospectus included therein as the Warrant Holder reasonably may request to facilitate the public sale or disposition of the Warrant Shares covered by such Registration Statement;

iii)  use its commercially reasonable efforts to register or qualify the Warrant Shares covered by such Piggyback Registration under the securities or “blue sky” laws of such jurisdictions within the United States as such Warrant Holder may reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction; and

iv)  list the Warrant Shares covered by such Piggyback Registration with any securities exchange on which the Common Stock of the Company is then listed.

11.  Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

a21, Inc.
Attention: President
7660 Centurion Parkway
Jacksonville, FL 32256
Direct Dial:
Facsimile:

If to the Warrant Holder:

To the address on the signature page to this Warrant.:

12.  Miscellaneous.

a.  This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing and signed by the Company and the Warrant Holder.

b.  Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

c.  This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

d.  The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

e.  In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

f.  The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

g.  The Company will pay, when due and payable, any and all federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or any certificate representing the Warrant Shares.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

Company
a21, Inc.
By: ______________________________

Name: Thomas Butta

Title: President

Warrant Holder:

If an entity:
Name: ____________________________
By: ______________________________ Name: Title:

If an individual:
______________________________
Name:

FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: a21, Inc.:

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase ______________ shares of Common Stock (“Common Stock”), $0.001 par value, of a21, Inc. and encloses one warrant and $1.00 for each Warrant Share being purchased or an aggregate of $________________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

(Please print name and address)

(Please insert Social Security or Tax Identification Number)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

(Please print name and address)

Dated: ______________________      Name of Warrant Holder:

(Print) _____________________________________

(By:) ______________________________________

(Name:) ____________________________________

(Title:) _____________________________________

Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant